NATIONAL FUEL RESOURCES, INC.           Exhibit A
                                INCOME STATEMENT


                                          Six            Twelve
                                    Months Ended     Months Ended
                                    March 31, 1998   March 31, 1998
                                    --------------   --------------

                                        Actual           Actual
                                    --------------   --------------
Operating Revenues:

Gas - Retail                         $29,183,900      $43,728,600
Gas - Wholesale                       21,277,443       28,242,737
Electric                                  46,162           46,162
Transportation                           412,510        3,345,359
Other                                  1,376,716        1,345,653
                                     -----------      -----------
                                      52,296,731       76,708,511
                                     -----------      -----------

Operating Expenses:

Purchase Gas                          50,240,900       72,444,759
General & Administrative               1,461,411        2,715,524
Amortization                              39,025           45,516
Franchise & Other Taxes                  164,421          288,583
                                     -----------      -----------
                                      51,905,757       75,494,382
                                     -----------      -----------

Operating Income                         390,974        1,214,129
                                     -----------      -----------

Interest Income                          236,561          522,450
Miscellaneous Income                      57,251           99,250
Interest Expense                          30,562           48,270
                                     -----------      -----------
                                         263,250          573,430
                                     -----------      -----------

Net Income (Loss) Before Taxes           654,224        1,787,559
                                     -----------      -----------

Income Taxes:

Federal                                  177,601          547,445
State                                     19,279          122,797
Deferred                                  48,318          (12,838)
                                     -----------      -----------
                                         245,198          657,404
                                     -----------      -----------

Net Income                           $   409,026      $ 1,130,155
                                     ===========      ===========